CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ZeroStack Corp. of our report dated February 27, 2026, relating to the consolidated financial statements of ZeroStack Corp., filed with the Securities and Exchange Commission on August 25, 2026.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

August 25, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7K 1G6 T 604 687 0947	1020 - 10201 Southport Rd SW Calgary, AB T2W 4X9 T 403 259 4519	davidson-co.com